Exhibit 10.16

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of August ___, 2011 by and between Wizard World, Inc. (formerly GoEnergy, Inc.), a Delaware corporation (the “Company”), and the subscribers identified on Schedule 1 hereto (collectively, the “Subscribers” and each, a “Subscriber”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to $455,000 principal amount (“Principal Amount”) of promissory notes of the Company that are convertible into shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”), a form of which is annexed hereto as Exhibit A (“Notes”), and Series A common stock purchase warrants (the “Warrants”) in the form attached hereto as Exhibit B, to purchase shares of Common Stock (the “Warrant Shares”), for any aggregate purchase price of up to $455,000 (“Purchase Price”)  (the “Offering”).  The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”; and

WHEREAS, the Purchase Price shall be held in escrow by Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581 (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the parties hereto substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and each of the Subscribers hereby agree as follows:

1.            Closing.

(a)          Closing.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date (as defined herein) the Subscribers shall purchase, and the Company shall sell to such Subscribers in accordance with Schedule 1 hereto, the Notes and the Warrants as described in Section 2 below.  The date the Escrow Agent releases the funds received from one or more Subscribers to the Company and releases the Escrow Documents (as defined in the Escrow Agreement) to the parties hereto in accordance with the provisions of the Escrow Agreement shall be the “Closing Date” with respect to such released funds and Escrow Documents, and such releases are referred to herein as the “Closing.”  The parties hereto may agree to have more than one Closing once funds are deposited into the escrow account, in which case the first Closing shall be referred to herein as the “Initial Closing”).

(b)          Time Effective Clauses.  All time effective clauses not specifically related to an actual Closing Date shall be deemed to have commenced as of the Initial Closing Date, if more than one Closing, or the Closing Date, if only one Closing.

2.            Notes and Series A Warrant.

(a)          Notes.  On the Closing Date, each Subscriber shall purchase, and the Company shall sell to each such Subscriber, a Note in the principal amount designated on such Subscriber’s signature page hereto for such Subscriber’s Purchase Price indicated thereon.

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(b)          Series A Warrants.  On the Closing Date, the Company shall issue and deliver the Warrants to the Subscribers as follows:  (i) one Warrant shall be issued for every two Shares that would be issued upon the conversion of all or any part of the Note.  The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $0.60, subject to amendment as described in the Warrants.  The Warrants shall be exercisable until five (5) years after the Closing Date.

3.            Payment and Allocation of Purchase Price.  In consideration of the issuance of the Note and Warrants on the Closing Date, each Subscriber shall pay to or for the benefit of the Company such Subscriber’s Purchase Price, as set forth on the signature pages hereto.  The number of Warrant Shares eligible for purchase by each such Subscriber is set forth on the signature pages hereto.  The Purchase Price will be allocated among the components of the Notes and Warrants so that each component of same will be fully paid and non-assessable.

4.            Subscriber Representations and Warranties.  Each of the Subscribers, severally but not jointly, hereby represents and warrants to, and agrees with the Company that, with respect only to such Subscriber:

(a)          Organization and Standing of Subscriber.  If Subscriber is an entity, Subscriber is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.  If the Subscriber is a natural person, Subscriber has the legal capacity and power to enter into the Transaction Documents (as defined herein).

(b)          Authorization and Power.  Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents and to purchase the Notes and Warrants being sold to such Subscriber hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber, and the consummation by such Subscriber of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, and no further consent or authorization of Subscriber or its board of directors, manager(s), trustee, stockholders, partners, members or beneficiaries, as applicable, is required.  This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of such Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c)          No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents, bylaws or other organizational documents, if applicable; (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Subscriber is a party; or (iii) result in a violation of any law, rule or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect (as defined herein) on Subscriber).  Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for such Subscriber to execute, deliver or perform any of such Subscriber’s obligations under this Agreement and the other Transaction Documents, nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

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(d)          Information on Company.  Such Subscriber has been furnished with or has had access to the EDGAR Website of the Commission to the Company’s filings made with the Commission through the tenth (10th) business day preceding the Closing Date (hereinafter collectively referred to as the “Reports”).  Such Subscriber is not deemed to have any knowledge of any information not included in the Reports, unless such information is delivered in the manner described in the next sentence.  In addition, such Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.

(e)          Information on Subscriber.  Such Subscriber is, and will be at the time of the issuance of the Notes, the conversion of the Notes, the issuance of the Warrants, and the exercise of the Warrants, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of, and to make an informed investment decision with respect to, the proposed purchase, which such Subscriber hereby agrees represents a speculative investment.  Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on Schedule 1 hereto regarding such Subscriber is accurate and complete.

(f)          Purchase of Notes and Warrants.  On the Closing Date, such Subscriber will purchase the Notes and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)          Compliance with Securities Act.  Such Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  In any event, and subject to compliance with applicable securities laws, Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities.

(h)          Conversion Shares and Warrant Shares Legend.  The Conversion Shares and Warrant Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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(i)          Notes and Warrants Legend.  The Notes and Warrants shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE -OR-  EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j)          Communication of Offer.  The Offering was directly communicated to such Subscriber by the Company.  At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)          Restricted Securities.  Such Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber shall not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, and subject to compliance with applicable securities laws, such Subscriber may transfer (without restriction and without the need for an opinion of counsel as permitted under applicable law) the Securities: (i) to such Subscriber’s Affiliates (as defined below), provided that each such Affiliate is an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, and such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement; (ii) to such Subscriber’s Immediate Family (as defined below), provided the Immediate Family member agrees in writing to be bound by the terms and conditions of this Agreement; (iii) to an inter vivos or testamentary trust (or other entity) in which the Securities are to be passed to Subscriber’s designated beneficiaries; or (iv) by will or by the laws of descent or distribution.  For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Without limiting the foregoing, each Subsidiary (as defined herein) is an Affiliate of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this Agreement, “Immediate Family” means any child, stepchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law.

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(l)          No Governmental Review.  Such Subscriber understands that no United States federal or state securities agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the Offering.

(m)          Independent Decision.  The decision of such Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other Person) relating to or arising from any such information, materials, statements or opinions.

(n)          Correctness of Representations.  Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company in writing prior to the Closing Date, shall be true and correct as of the Closing Date.

(o)          Survival.  The foregoing representations and warranties shall survive the Closing Date.

5.            Company Representations and Warranties.  Except as set forth in the Schedules hereto, the Company represents and warrants to, and agrees with each Subscriber that:

(a)          Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.  As of the Closing Date, all of the Company’s Subsidiaries and the Company’s other ownership interests therein are set forth on Schedule 5(a).  The Company represents that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries set forth on Schedule 5(a), free and clear of all liens, encumbrances and claims, except as set forth on Schedule 5(a).  No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries.  Except as set forth on Schedule 5(a), the Company further represents that neither the Company nor the Subsidiaries have been known by any other names for the five (5) years preceding the date of this Agreement.

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(b)          Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)          Authority; Enforceability.  This Agreement, the Notes, Warrants, the Escrow Agreement, and any other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and/or the Subsidiaries, as the case may be, and are valid and binding agreements of the Company and/or the Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  The Company and/or the Subsidiaries, as the case may be, have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d)          Capitalization and Additional Issuances.  The authorized and outstanding capital stock of the Company on a fully diluted basis and the authorized and outstanding capital stock of the Subsidiaries and all outstanding rights to acquire or receive, directly or indirectly, any equity of the Company and/or the Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no options, warrants or rights to subscribe to securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 5(d).  There are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock or equity.

(e)          Consents.  Except as described in Section 12(b) below, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, the Subsidiaries or any of their Affiliates, any Principal Market (as defined herein) or the Company’s stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company and the Subsidiaries of their respective obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s board of directors in accordance with the Company’s Certificate of Incorporation and applicable law.  Any such qualifications and filings will, in the case of qualifications, be effective upon Closing, and will, in the case of filings, be made within the time prescribed by law.

(f)          No Violation or Conflict.  Conditioned upon the representations and warranties of Subscriber in Section 4 hereof being materially true and correct, neither the issuance nor the sale of the Securities nor the performance of the Company’s obligations under this Agreement and the other Transaction Documents by the Company, will:

(i)          violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party, except the violation, conflict, breach or default of which would not have a Material Adverse Effect; or

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(ii)         result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates, except in favor of each Subscriber as described herein; or

(iii)        except as set forth in Schedule 5(f) hereto, result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

           (iv)         except as set forth in Schedule 5(f) hereto, result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)          The Securities.  The Securities upon issuance:

(i)          are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)         have been, or will be, duly and validly authorized and on the dates of issuance of the Notes and Warrants, the Conversion Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants, such Notes, Warrants, Conversion Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or an exemption from registration, will be free trading, unrestricted and unlegended;

(iii)        will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

(iv)         will not subject the holders thereof to personal liability by reason of being such holders; and

(v)          conditioned upon the representations and warranties of the Subscribers as set forth in Section 4 hereof being true and correct to the extent required by Section 5 of the 1933 Act, will not result in a violation of Section 5 under the 1933 Act.

(h)          Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

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(i)          No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)          Information Concerning Company.  The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.  Since December 31, 2010, and except as disclosed in the Reports or modified in the Reports and Other Written Information or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs.  The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(k)          Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, and subject to the assumption of continuing as a going concern, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(l)          Defaults.  The Company is not in violation of its certificate of incorporation or bylaws.  The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m)        No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Pink Sheets.  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or suffer any inaction or conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

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(n)          No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the Offering or sale of the Securities.

(o)          No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company’s business since December 31, 2010, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Reports or in Schedule 5(o).

(p)          No Undisclosed Events or Circumstances.  Since December 31, 2010, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)          Dilution.  The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(r)          No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers previously and presently employed by the Company, including, but not limited to, disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(s)          Investment Company.  Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)          Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

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(u)          Reporting Company/Shell Company.  The Company is a publicly-held company.  As of the Closing Date, the Company is not a “shell company” but is a “former shell company” as those terms are employed in Rule 144 under the 1933 Act.  Except with respect to the Form 10-Q for the three month period ended January 31, 2011 that is being reviewed by the Commission as of the date hereof, pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(v)          Listing.  The Company’s Common Stock is quoted on the Pink Sheets (“Pink Sheets”) under the symbol “WIZD”.  The Company has not received any pending oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Pink Sheets nor that its Common Stock does not meet all requirements for the continuation of such quotation.

(w)          DTC Status.  The Company’s transfer agent is a participant in, and the Common Stock is or shall be eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program.  The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(w) hereto.

(x)          Company Predecessor and Subsidiaries.  The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (k), (l), (o), (p), (r), (s) and (t) of this Agreement, as same relate or could be applicable to each Subsidiary.  All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Section 9 hereto shall relate, apply and refer to the Company and the Subsidiaries and their predecessors and successors.

(y)          Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided that if such representation or warranty is made as of a different date, such representation or warranty shall be true as of such date.

(z)          Survival.  The foregoing representations and warranties shall survive the Closing Date.

6.            Regulation D Offering/Legal Opinion.  The offer and issuance of the Securities to the Subscribers is being made pursuant to an exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to each Subscriber from the Company’s legal counsel in substantially the form attached hereto as Exhibit D opining on the availability of an exemption from registration under the 1933 Act as it relates to the Offering and issuance of the Securities and other matters reasonably requested by the Subscribers.  The Company will provide, at the Company’s expense, to the Subscribers such other legal opinions, if any, as are necessary in each Subscriber’s opinion for the issuance and resale of the Conversion Shares and Warrant Shares pursuant to an exemption from registration such as Rule 144 under the 1933 Act.

7.            Broker’s Commission/Finder’s Fee. The Company on the one hand, and each Subscriber (for such Subscriber only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.  The Company represents that to the best of its knowledge there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the Offering.  Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber’s own actions and not for any action of any other Subscriber.  The liability of the Company and each Subscriber’s liability hereunder is several and not joint.

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8.            Subscriber’s Legal Fees.  The Company shall pay to Grushko & Mittman, P.C. a cash fee of $3,500 (“Legal Fees”) as reimbursement for services rendered in connection with the transactions described in the Transaction Documents.  The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.  Grushko & Mittman, P.C. will be reimbursed at Closing or Initial Closing, as the case may be, by the Company for all lien searches, filing fees and reasonable printing and shipping costs for the closing statements to be delivered to the Subscribers.

9.            Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)          Stop Orders.  Subject to the prior notice requirement described in Section 9(n) hereof, the Company will advise the Subscribers, within twenty-four (24) hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws, provided at least five (5) business days prior notice of such instruction is given to the Subscribers.

(b)          Listing/Quotation.  The Company shall promptly secure the quotation or listing of the Conversion Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Conversion Shares and Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Notes and Warrants are outstanding.  The Company will maintain the quotation or listing of its Common Stock on the NYSE Amex Equities, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, OTC Markets, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock) (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. Subject to the limitation set forth in Section 9(n) hereof, the Company will provide the Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.  As of the date of this Agreement and the Closing Date, the OTC Pink is the Principal Market.

(c)          Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

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(d)          Filing Requirements.  Commencing on the four month anniversary after the date of this Agreement and until the last to occur of (i) all the Conversion Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (ii) none of the Notes and Warrants are  outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) voluntarily comply with all reporting and filing requirements that are applicable to an issuer subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) even if the Company is not subject to such reporting requirements sufficient to permit the Subscribers to be able to resell the Conversion Shares and Warrant Shares pursuant to Rule 144(b)(i), (B) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act even if the Company is not subject to such reporting requirements sufficient to permit the Subscribers to be able to resell the Conversion Shares and Warrant Shares pursuant to Rule 144(b)(i) and (C) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its commercially reasonable best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e)          Use of Proceeds.  The proceeds of the Offering will be substantially employed by the Company for the purposes set forth on Schedule 9(e) hereto.  Except as described on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, nor payment of financing related debt nor redemption of outstanding notes or equity instruments of the Company nor non-trade payables outstanding on the Closing Date.

(f)          Reservation.  Prior to the Closing or Initial Closing, as the case may be, the Company undertakes to reserve on behalf of the Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 150% of the amount of Common Stock necessary to allow the Subscribers to be able to convert all of the Notes and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants (“Required Reservation”).  Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time prior to the End Date shall be a material default of the Company’s obligations under this Agreement and an Event of Default as employed in the Notes.  Without waiving the foregoing requirement, if at any time the Notes and Warrants are outstanding the Company has reserved on behalf of the Subscribers less than 125% of the amount necessary for full conversion of the outstanding Notes and interest accrued on such Notes at the conversion price in effect on every such date and 100% of the Warrant Shares issuable upon exercise of outstanding Warrants (“Minimum Required Reservation”), the Company will promptly reserve the Minimum Required Reservation, or if there are insufficient authorized and available shares of Common Stock to reserve the Minimum Required Reservation, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen (15) days after the first day the Company has reserved less than the Minimum Required Reservation.  The Company agrees to provide notice to the Subscribers not later than five days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Subscribers.

(g)           DTC Program.  At all times that the Notes or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock, Conversion Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program.

(h)          Taxes.  From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

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(i)          Insurance.  As reasonably necessary as determined by the Company, from the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(j)          Books and Records.  From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries in all material respects will be made of all dealings or transactions in relation to its business and affairs in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis.

(k)          Governmental Authorities.  From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(l)          Intellectual Property.  From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.  Schedule 9(l) hereto identifies all of the intellectual property owned by the Company and the Subsidiaries, which schedule includes, but is not limited to, patents, patents pending, patent applications, trademarks, tradenames, service marks and copyrights.

(m)          Properties.  From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto as the Company shall reasonably determine; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.  The Company will not abandon any of its assets, except for those assets which have negligible or marginal value , are obsolete or for which it is prudent to do so under the circumstances as reasonably determined by the Company.

(n)          Confidentiality/Public Announcement.  From the date of this Agreement  until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K and the registration statement or statements regarding the Subscribers’ Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of a Subscriber unless expressly agreed to in writing by such Subscriber or only to the extent required by law and then only upon not less than two (2) business days prior notice to such Subscriber.  In any event and subject to the foregoing, the Company undertakes to file a Form 8-K describing the Offering no later than the fourth (4th) day of the Closing Date.  Prior to the filing of such Form 8-K, a draft in the final form will be provided for Subscribers’ review and approval.  In the Form 8-K, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing.  Upon  delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while Notes, Conversion Shares or Warrants are held by the Subscribers, unless the  Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or the Subsidiaries, the Company  shall, within four (4) days after any such delivery, publicly disclose such  material,  nonpublic  information on a Report on Form 8-K.  In the event that the Company believes that a notice or communication to the Subscribers contains material, nonpublic information relating to the Company or the Subsidiaries, except as required to be delivered in connection with this Agreement, the Company shall so indicate to the Subscribers prior to delivery of such notice or information.  A Subscriber will be granted five (5) days to notify the Company that such Subscriber elects not to receive such information.  In the case that a Subscriber elects not to receive such information, the Company will not deliver such information to such Subscriber.  In the absence of any such Company indication, the Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or the Subsidiaries.

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(o)          Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 9(n) above, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber, its agent or counsel shall have agreed in writing to accept such information as described in Section 9(n) above.  The Company understands and confirms that the Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company.  The Company agrees that any information known to Subscriber required to be made public by the Company but not made public by the Company, and not already made public by the Company, may be made public and disclosed by the Subscriber.

(p)          Negative Covenants.  So long as Notes are outstanding, without the consent of a Majority in Interest (as defined herein) of the Subscribers, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)          create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired, except for:  (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (b) carriers,’ warehousemen’s, mechanic’s, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; and (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f) hereof, a “Permitted Lien”);

(ii)         amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscribers; provided that an increase in the amount of authorized shares will not be deemed adverse to the rights of the Subscribers;

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(iii)        repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv)         except with respect to the Securities, engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000, other than (i) for payment of salary or fees for services rendered, pursuant to and on the terms of a written contract in effect at least one (1) business day prior to the Closing Date, a copy of which has been provided to the Subscriber at least one (1) business day prior to the Closing Date, (ii) reimbursement for authorized expenses incurred on behalf of the Company or its Affiliates, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company disclosed in the Reports or (iv) other transactions disclosed in the Reports; or

(v)          pay or redeem any financing related debt or past due obligations or securities outstanding as of the Closing Date, or past due obligations, except with respect to vendor obligations, which in management’s good faith, reasonable judgment must be paid to avoid disruption of the Company’s businesses.

(q)          [Reserved]

(r)           Seniority.  Except for Permitted Liens, for so long as the Notes are outstanding, without written consent of the Subscribers, the Company and Subsidiaries shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary or any Subsidiary’s assets; nor issue or amend any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any equity of the Company or any Subsidiary or any right to payment equal to or superior to any right of the Subscribers as holders of the Notes in or to such equity or payment, nor issue or incur any debt not in the ordinary course of business in an amount greater than $500,000.

(s)          Notices.  For so long as the Subscribers hold any Notes or Warrants, the Company will maintain a United States address and United States fax number for notice purposes under the Transaction Documents.

(t)           Transactions with Insiders.  So long as the Notes and Warrants are outstanding, without consent of a Majority in Interest of the Subscribers, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, materially amend, materially modify or materially supplement, or permit any Subsidiary to enter into, materially amend, materially modify or materially supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below) (or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual.  “Affiliate,” for purposes of this Section 9(t), means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “Controls,” for purposes of the Transaction Documents, means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.  For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including, but not limited to, the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their Affiliates or Immediate Family members.

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(u)          Stock Splits.  For so long as the Notes and Warrants are outstanding, the Company will not enter into any stock splits without the consent of the Subscribers.

(v)          Notice of Event of Default.  The Company agrees to notify Subscriber of the occurrence of an Event of Default (as defined and employed in the Transaction Documents) not later than ten (10) days after any of the Company’s officers or directors becomes aware of such Event of Default.

10.          Covenants of the Company Regarding Indemnification.

(a)          The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

(b)          In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of the Notes, Conversion Shares, Warrant and Warrant Shares.

           11.         Unlegended Shares and 144 Sales.

(a)          Delivery of Unlegended Shares.  Within three (3) days (such third (3rd) day being the “Unlegended Shares Delivery Date”) after the day on which the Company has received (i) a notice that Conversion Shares, Warrant Shares or any other Common Stock held by Subscriber has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company, at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares, together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b)          DWAC.  In lieu of delivering physical certificates representing the Unlegended Shares, upon request of the Subscribers, so long as the certificates therefor do not bear a legend and Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

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(c)          Late Delivery of Unlegended Shares.  The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber.  As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares, subject to the delivery default; provided that such delay is not the direct or indirect result of Subscriber’s actions or omissions.  If during any three hundred sixty (360) day period, the Company fails to deliver Unlegended Shares as required by this Section 11 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 110% of the Purchase Price paid by Subscriber for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty (30) day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”).  The Company shall promptly pay any payments incurred under this Section in immediately available funds upon demand.

(d)          Injunction.  In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11 and the Company is required to deliver such Unlegended Shares pursuant to Section 11, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or anyone associated or Affiliated with such Subscriber has not complied with Subscriber’s obligations under the Transaction Documents, or for any other reason, unless an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares, shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of the greater of (i) 125% of the amount of the aggregate Purchase Price of the Common Stock which is subject to the injunction or temporary restraining order, (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

(e)          Buy-In.  In addition to any other rights available to Subscriber, if the Company fails to deliver to Subscriber Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date, Subscriber, or a broker on Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which Subscriber was entitled to receive from the Company (a “Buy-In”), then the Company shall promptly pay in cash to Subscriber (in addition to any remedies available to or elected by Subscriber) the amount by which (A) Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For purposes of illustration only, if Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest.  Subscriber shall promptly provide the Company written notice indicating the amounts payable to Subscriber in respect of the Buy-In, including evidence regarding the purchase of common stock for which the Buy-In is implemented.

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                                (f)          144 Default.  At any time commencing six (6) months after the Closing Date, in the event Subscriber is not permitted to sell any of the Conversion Shares or Warrant Shares without any restrictive legend, or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason, including, but not limited to, failure by the Company to file quarterly, annual or any other filings required to be made by the Company by the required filing dates (provided that any filing made within the time for a valid extension shall be deemed to have been timely filed), or the Company’s failure to make information publicly available which would allow Subscriber’s reliance on Rule 144 in connection with sales of Conversion Shares or Warrant Shares, except due to a change in current applicable securities laws or because Subscriber is an Affiliate (as defined under Rule 144) of the Company, then the Company shall pay such Subscriber as liquidated damages and not as a penalty for each thirty (30) days (or such lesser pro-rata amount for any period less than thirty (30) days) an amount equal to one percent (1%) of the purchase price of the Conversion Shares and Warrant Shares subject to such 144 Default.  Liquidated Damages shall not be payable pursuant to this Section 11(e) in connection with Conversion Shares or Warrant Shares for such times as such shares may be sold by the holder thereof without any legend or volume or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act or pursuant to an effective registration statement.

12.          (a)          Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 5(d) , (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms disclosed in the Reports and which securities are also described on Schedule 12(a), and (v) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement on the unamended terms in effect on the Closing Date (collectively, the foregoing (i) through (v) are “Excepted Issuances”), if at any time the Notes or Warrants are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person at a price per share or conversion or exercise price per share which shall be less than the conversion price in effect at such time or the Warrant exercise price in effect at such time, as applicable, without the unanimous consent of all of the Subscribers, then the conversion price and Warrant exercise price, as applicable, shall automatically be reduced to such other lower price.  The average conversion price of the Conversion Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Conversion Shares and Warrant Shares.  Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.0001 per share of Common Stock.  For purposes of the issuance and adjustments described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of (A) the agreement to or (B) actual issuance of such convertible security, warrant, right or options and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the conversion price or Warrant exercise price, as applicable, in effect upon such issuance.  The rights of the Subscribers set forth in this Section 12 are in addition to any other rights the Subscribers have pursuant to this Agreement, the Notes, Warrants or any other Transaction Document.

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(b)          Outstanding Rights of First Refusal.  The Company hereby undertakes to provide within five business days after the Closing Date the notice required pursuant to Sections 12(b) (“Right of First Refusal”) of each of the subscription agreements it entered into on December 6, 2010 and April 18, 2011, respectively  (the “Previous Subscription Agreements”).  In the event any subscriber to the Previous Subscription Agreements (“Prior Subscriber”) elects to exercise its Right of First Refusal pursuant to Sections 12(b) of the Previous Subscription Agreements (the “Additional Investment”), the Company shall have the right within 20 days after the Closing Date, to use the Additional Investment to repay such amount of Note principal, including interest thereon, as shall equal the amount of the Additional Investment (“Recession Payment”).  Within 5 days after the Subscriber’s receipt of the Recession Payment, the Subscriber will return the original Note and Warrant to the Company in exchange for a Note and Warrant corresponding to the Subscriber’s remaining Note principal, interest and Warrants if any.

(c)          Maximum Exercise of Rights.  Notwithstanding the foregoing, in the event the exercise of the rights described in Section 12(a) would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber as described in Section __ of the Notes and Section 9 of the Warrant, then the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth and such Subscriber notifies the Company accordingly.

13.         Miscellaneous.

(a)          Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile addressed as set forth below or to such other address as such party shall have specified most recently by written notice in accordance with this Section 13(a).  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile with accurate confirmation generated by the transmitting facsimile machine at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Wizard World, Inc., 1350 Avenue of the Americas, 2nd Floor, New York, NY 10019, Attn: Gareb Shamus, facsimile: (212) 707-8180, with a copy by fax only to (which shall not constitute notice):Lucosky Brookman LLP, 33 Wood Avenue South, 6th Floor, Iselin, NJ 10019, Attn: Joseph M. Lucosky, Esq., facsimile: (732) 395-4401, and (ii) if to a Subscriber, to: the addresses and fax numbers indicated on Schedule 1 hereto, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

 (b)          Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.  Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement or the other Transaction Documents.  No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

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(c)          Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)          Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof or any other State.  Any action brought by any party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)          Specific Enforcement, Consent to Jurisdiction.  The Company and each Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.  Subject to Section 13(d) hereof, the Company and the Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(f)          Damages.  In the event the Subscriber is entitled to receive any liquidated or other damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.  In the event the Subscriber is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies are different, Subscriber is granted the right in Subscriber’s absolute discretion to proceed under such section as Subscriber elects.

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(g)          Maximum Payments.  Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscribers and thus refunded to the Company.  The Company agrees that it may not and actually waives any right to challenge the effectiveness or applicability of this Section 13(g).

(h)          Calendar Days.  All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)          Captions; Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)          Consent.  As used in this Agreement and the other Transaction Documents and any other agreement delivered in connection herewith, “Consent of the Subscribers” or similar language means the consent of holders of not less than seventy percent (70%) of the outstanding Notes on the date consent is requested (such Subscribers being a “Majority in Interest”).  A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company, the Subsidiaries or the Subscribers under the Transaction Documents, provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Subscribers to each other remains unchanged.

(k)         Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l)          Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.  A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(m)      Maximum Liability.  In no event shall the liability of the Subscribers or permitted assign hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Conversion Shares.

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(n)          Independent Nature of Subscribers.  The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(o)          Equal Treatment.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(p)          Adjustments.  The conversion price, Warrant exercise price, amount of Conversion Shares and Warrant Shares, trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted and as otherwise described in this Agreement, the Notes and Warrants.

[SIGNATURE PAGES FOLLOW]

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

WIZARD WORLD INC.
a Delaware corporation

By:
Name:
Title:

Dated: __________ ___, 2011

SUBSCRIBER	NOTE PRINCIPAL	WARRANTS
Name of Subscriber:

Address:

Fax No.:

Taxpayer ID# (if applicable):

or Social Security #

(Signature)
By:

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LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Convertible Promissory Note
Exhibit B	Form of Series A Warrants
Exhibit C	Form of Escrow Agreement
Exhibit D	Form of Legal Opinion
Schedule 1	List of Subscribers
Schedule 5(a)	Subsidiaries
Schedule 5(d)	Capitalization and Additional Issuances
Schedule 5(f)	Violations and Conflicts
Schedule 5(o)	Undisclosed Liabilities
Schedule 5(w)	Transfer Agent
Schedule 9(e)	Use of Proceeds
Schedule 9(l)	Intellectual Property
Schedule 12(a)	Excepted Issuances

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Exhibit A

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER, AT THE COMPANY’S EXPENSE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $___________	Issue Date: August __, 2011

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, WIZARD WORLD, INC., a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay to the order of [Holder’s name], with an address at [Holder’s _______________________Address], without demand, the sum of up to _______ Dollars ($___) (“Principal Amount”), with interest accruing thereon, on December __, 2011 (the “Maturity Date”), if not sooner paid or modified as permitted herein.

This Convertible Promissory Note (the “Note”)  has been entered into pursuant to the terms of a subscription agreement by and among the Borrower, the Holder and certain other holders (the “Other Holders”) of convertible promissory notes (the “Other Notes”), dated of even date herewith (the “Subscription Agreement”), for an aggregate Principal Amount of up to $455,000.  Unless otherwise separately defined herein, each capitalized term used in this Note shall have the same meaning as set forth in the Subscription Agreement.  The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1           Interest Rate.  Interest payable on this Note shall accrue at the annual rate of fourteen percent (14%) from the Issue Date through the Maturity Date.  Interest shall be payable on the Maturity Date, accelerated or otherwise, when the Principal Amount and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

1.2           Default Interest.  After the Maturity Date and during the pendency of an Event of Default (as described in Article III), a default interest rate of eighteen percent (18%) per annum shall be in effect.

1.3           Conversion Privileges.  The Conversion Rights (as set forth in Article II) shall remain in full force and effect immediately from the Issue Date and until the Note is paid in full regardless of the occurrence of an Event of Default.  This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

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1.4        Presentment.  The Holder may, at any time, present this Note or any sum payable hereunder to the Borrower in satisfaction of any sum due or payable by the Holder to Borrower for any reason whatsoever, including, but not limited to, the payment for securities subscriptions.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the Principal Amount and any interest due under this Note into shares of the Borrower’s Common Stock, $0.0001 par value per share (“Common Stock”), as set forth below.

2.1.        Conversion into the Borrower’s Common Stock.

(a)         The Holder shall have the right from and after the Issue Date until this Note is fully paid, to convert any outstanding and unpaid portion of the Principal Amount of this Note, and accrued but unpaid interest, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock , or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof, determined as provided herein.  Upon delivery to the Borrower of a completed notice of conversion, a form of which is annexed hereto as Exhibit A (the “Notice of Conversion”), Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  The Holder will not be required to surrender the Note to the Borrower until the Note has been fully converted or satisfied.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the Principal Amount of the Note and accrued but unpaid interest, if any, to be converted, by the Conversion Price (as defined herein).

(b)         Subject to adjustment as provided in Section 2.1(c) hereof, the conversion price (“Conversion Price”) shall be $0.60 per share.

(c)         The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a) hereof, shall be subject to adjustment from time to time upon the happening of certain events while this conversion right (the “Conversion Right”) remains outstanding, as follows:

A.           Merger, Sale of Assets, etc.  If (A) the Borrower effects any merger or  consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower), or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reverse merger) (in any such case, a “Fundamental  Transaction”), this Note, as to the unpaid portion of the Principal Amount and accrued interest thereon, if any, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the Conversion Right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

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B.           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid portion  of the Principal Amount  and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D.           Share Issuance.  So long as this Note is outstanding, if the Borrower shall issue any Common Stock, except for the Excepted Issuances (as defined in Section 12(a) of the Subscription Agreement), prior to the complete conversion or payment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. Common Stock issued or issuable by the Borrower for no consideration will be deemed issuable or to have been issued for $0.0001 per share of Common Stock.  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.

(d)         Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly, but not later than the fifth (5th) business day after the effectiveness of the adjustment, provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.  Failure to provide the foregoing notice is an Event of Default under this Note.

(e)         During the period the Conversion Right exists, Borrower will reserve from its authorized and un-issued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

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2.2         Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the balance of the Principal Amount of this Note and accrued but unpaid interest which shall not have been converted or paid, upon surrender of the existing Note.

2.3.        Maximum Conversion.  The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of an aggregate of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13d-3 promulgated thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99%.  The Holder shall have the authority to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies.  The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days’ prior written notice to the Borrower to increase such percentage up to 9.99%.

ARTICLE III

ACCELERATION AND REDEMPTION

3.1.        Redemption.  This Note may not be prepaid, converted, redeemed or called by the Borrower without the consent of the Holder, except as described in this Note.

3.2.        Fundamental Transaction.  Upon the occurrence of a Fundamental Transaction, then in addition to the Holder’s rights described in Section 2.1(c)(A), until twenty (20) business days after the Borrower notifies the Holder of the occurrence of the Fundamental Transaction, the Holder may elect to accelerate the Maturity Date as of the date of the Fundamental Transaction and receive payment for the then outstanding Principal Amount, and any other amount owed to the Holder pursuant to the Transaction Documents.

ARTICLE IV

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) occurring after Closing and not otherwise disclosed in the Subscription Agreement and schedules thereto, shall, at the option of the Holder hereof, make all sums of the Principal Amount and accrued but unpaid interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

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4.1         Failure to Pay Principal Amount or Interest.  The Borrower (i) fails to pay any installment of the Principal Amount under this Note when due or (ii) fails to pay any accrued but unpaid interest or other sums due under this Note within three (3) days after such amounts are due.

4.2         Breach of Covenant.  The Borrower or any Subsidiary breaches any material covenant or other term or condition of the Subscription Agreement, Transaction Documents or this Note, except for a breach of payment, in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after written notice to the Borrower from the Holder.

4.3         Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, or the Transaction Documents shall be false or misleading in any material respect.

4.4         Liquidation.  Any dissolution, liquidation or winding up by Borrower or a Subsidiary of a substantial portion of their business.

4.5         Cessation of Operations.  Any cessation of operations by Borrower or a Subsidiary.

4.6         Maintenance of Assets.  The failure by Borrower or any Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with fifteen (15) days after written notice to the Borrower from the Holder.

4.7         Receiver or Trustee.  The Borrower or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.8         Judgments.  Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Borrower or any Subsidiary or any of its property or other assets for more than $100,000 in excess of the Borrower’s insurance coverage, unless stayed vacated or satisfied within thirty (30) days.

4.9         Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary.

4.10       Delisting.  An event resulting in the Common Stock no longer being quoted on the OTC Pink (the “OTC”); failure to comply with the requirements for continued quotation on the OTC for a period of seven (7) consecutive trading days; or notification from the OTC that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for seven (7) days following such notification.

4.11       Non-Payment.  A default by the Borrower or any Subsidiary under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than twenty (20) days after the due date, unless the Borrower or such Subsidiary is contesting the validity of such obligation in good faith.

4.12       Stop Trade.  A Commission or judicial stop trade order or OTC suspension that lasts for ten (10) or more consecutive trading days.

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4.13       Failure to Deliver Common Stock or Replacement Note.  Borrower’s failures to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, Sections 7 and 11 of the Subscription Agreement, and the Warrant or, if required, a replacement Note following a partial conversion.

4.14       Reservation Default.  Failure by the Borrower to have reserved for issuance upon conversion of the Note or upon exercise of the Warrants, the number of shares of Common Stock as required in the Subscription Agreement, this Note and the Warrants, and such failure continues for a period of thirty (30) business days.

4.15       Financial Statement Restatement.  The restatement after the date hereof of any financial statements filed by the Borrower with the Commission for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statements, have constituted a Material Adverse Effect.  For the avoidance of doubt, any restatement related to new accounting pronouncements, including without limitation, for derivative accounting shall not constitute a default under this Section 4.15.

4.16       [Reserved].

4.17       Reverse Splits.  The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

4.18       Event Described in Subscription Agreement.  The occurrence of an Event of Default as described in the Subscription Agreement, any Transaction Document or the Previous Subscription Agreement that, if susceptible to cure, is not cured during any designated cure period.

4.19       Notification Failure.  A failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document.

4.20       Cross Default.  A default by the Borrower of a material term, covenant, warranty or undertaking of any other material agreement to which the Borrower and Holder are parties, or the occurrence of an event of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period.

4.21       Other Note Default.  The occurrence of an Event of Default under any Other Note.

ARTICLE V

MISCELLANEOUS

5.1         Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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5.2         Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Borrower to: Wizard World, Inc., 1350 Avenue of the Americas, 2nd Floor, New York, NY 10019, Attn: Gareb Shamus, facsimile: (212) 707-8180, with a copy by fax only to (which shall not constitute notice):Lucosky Brookman LLP, 33 Wood Avenue South, 6th Floor, Iselin, NJ 10019, Attn: Joseph M. Lucosky, Esq., facsimile: (732) 395-4401, and (ii) if to the Holder to the name, address and facsimile number set forth on the front page of this Note, with copies, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

5.3         Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4         Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Borrower may not assign its obligations under this Note without the written consent of the Holder.

5.5         Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6         Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and County of New York.  Both parties hereto and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from enforcing a judgment or other decision in favor of the Holder.  This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

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5.7         Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8         Non-Business Days.  Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.9         Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the _____ day of August, 2011.

WIZARD WORLD, INC.

By:
Name:
Title:

WITNESS:

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 EXHIBIT A - NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the Principal Amount and $_________ of the interest due on the Note issued by WIZARD WORLD, INC. on July __, 2011 into shares of Common Stock of WIZARD WORLD, INC. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of WIZARD WORLD, INC.

Shares To Be Delivered:

Signature:

Print Name:

Address:

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Exhibit B

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Right to Purchase _____ shares of Common Stock of Wizard World, Inc. (subject to adjustment as provided herein)

SERIES A COMMON STOCK PURCHASE WARRANT

No. 2011-A-00_	Issue Date: August ___, 2011

WIZARD WORLD, INC. (formerly GoEnergy, Inc.), a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received [Holder’s name], with an address at [Holder’s _______________________Address], or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., EDT on the five (5) year anniversary of the Issue Date (the “Expiration Date”), up to _______ (___) fully paid and non-assessable shares of Common Stock at a per share purchase price of $0.60.  The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.”  The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.  The Company may reduce the Purchase Price for some or all of the Warrants, temporarily or permanently, provided such reduction is made as to all outstanding Warrants for all Holders of such Warrants.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated as of August __, 2011, entered into by the Company, Holder and the other signatories thereto.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)         The term “Company” shall mean Wizard World, Inc. (formerly GoEnergy, Inc.), a Delaware corporation, and any corporation which shall succeed or assume the obligations of Wizard World, Inc. hereunder.

(b)         The term “Common Stock” includes (i) the Company's Common Stock, $0.0001 par value per share, as authorized on the date of the Subscription Agreement, and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

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(c)         The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 hereof or otherwise.

(d)         The term “Warrant Shares” shall mean the Common Stock issuable upon exercise of this Warrant.

1.           Exercise of Warrant.

1.1.        Number of Shares Issuable upon Exercise.  From and after the Issue Date through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Section 1.2 hereof or upon exercise of this Warrant in part in accordance with Section 1.3 hereof, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4 hereof and Sections 12(a) and 14(p) of the Subscription Agreement.

1.2.        Full Exercise.  This Warrant may be exercised in full by the Holder hereof by delivery to the Company of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and delivered within two (2) business day thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.  The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3.        Partial Exercise.  This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in Section 1.2 hereof, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect.  On any such partial exercise, upon the written request of the Holder, provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4.        Fair Market Value.  For purposes of this Warrant, the Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)           If the Company's Common Stock is traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE AMEX Equities, then the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Determination Date;

(b)           If the Company's Common Stock is not traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE AMEX Equities, but is traded on the OTC Bulletin Board or in the over-the-counter market or Pink Sheets, then the average of the closing bid and ask prices reported for the five (5) trading days immediately prior to (but not including) the Determination Date;

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(c)           Except as provided in clause (d) below and Section 3.1 hereof, if the Company's Common Stock is not publicly traded, then as the Holder and the Company shall mutually agree, or in the absence of such an agreement after good faith efforts of the Company and the Holder to reach an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d)           If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5.        Company Acknowledgment.  The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6.        Delivery of Stock Certificates, etc. on Exercise.  The Company agrees that, provided the purchase price listed in the Subscription Form is received as specified in Section 2 hereof, the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part and the payment is made, and in any event within five (5) business days thereafter (“Warrant Share Delivery Date”), the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of, and delivered to, the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 hereof or otherwise.  The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder.  As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $100 per business day after the Warrant Share Delivery Date for each $10,000 of Purchase Price of Warrant Shares for which this Warrant is exercised which are not timely delivered.  The Company shall promptly pay any payments incurred under this Section in immediately available funds upon demand.  Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a written notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

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1.7.        Buy-In.  In addition to any other rights available to the Holder, if the Company fails to deliver to a Holder the Warrant Shares as required pursuant to this Warrant, and the Holder or a broker on the Holder’s behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which the Holder was entitled to receive from the Company (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Purchase Price of the Warrant Shares required to have been delivered together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For purposes of illustration, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of Warrant Shares to have been received upon exercise of this Warrant, the Company shall be required to pay the Holder $1,000, plus interest.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, which shall include evidence of the price at which such Holder had to purchase the Common Stock in an open-market transaction or otherwise.

2.           Cashless Exercise.

(a)         Payment upon exercise may be made at the written option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.  Notwithstanding the immediately preceding sentence, payment upon exercise may be made in the manner described in Section 2(b) below only with respect to Warrant Shares not included for unrestricted public resale in an effective registration statement on the date notice of exercise is given by the Holder.

(b)         If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company by any means described in Section 13 hereof, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)

          A

Where X=	the number of shares of Common Stock to be issued to the Holder

Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	Fair Market Value

B=	Purchase Price (as adjusted to the date of such calculation)
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For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

3.           Adjustment for Reorganization, Consolidation, Merger, etc.

3.1.        Fundamental Transaction.  If, at any time while this Warrant is outstanding, (A) the Company  effects any merger or  consolidation  of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, or (F) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental  Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in (1) a transaction where the consideration paid to the holders of the Common Stock consists solely of cash, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the 1934 Act, or (3) a transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, cash equal to the Black-Scholes Value (as defined herein).  For purposes of any such exercise, the determination of the Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  “Black-Scholes Value” shall be determined in accordance with the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the Volume Weighted Average Price of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (iii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

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3.2.        Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3 hereof, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4 hereof.

3.3         Share Issuance.  Until the Expiration Date, if the Company shall issue any Common Stock, except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Purchase Price shall be reduced to such other lower price for then outstanding Warrants.  For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the of the above-described security, debt instrument, warrant, right, or option if such issuance is at a price lower than the Purchase Price in effect upon such issuance and again at any time upon any actual, permitted, optional, or allowed issuances of shares of Common Stock upon any actual, permitted, optional, or allowed exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase Price in effect upon any actual, permitted, optional, or allowed such issuance.  Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.0001 per share of Common Stock.  The reduction of the Purchase Price described in this Section 3.3 is in addition to the other rights of the Holder described in the Subscription Agreement.  Upon any reduction of the Purchase Price, the number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 3.3) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 3.3) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

4.           Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4.  The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

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5.           Certificate as to Adjustments.  In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants or in the Purchase Price, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent (as defined herein) of the Company (appointed pursuant to Section 10 hereof).  Holder will be entitled to the benefit of the adjustment regardless of the giving of such notice.  The timely giving of such notice to Holder is a material obligation of the Company.

6.           Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements.   The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.  This Warrant entitles the Holder hereof, upon written request, to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

7.           Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”).  On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.           Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

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9.           Maximum Exercise.  The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Rule 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%.  The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days’ prior notice from the Holder to the Company to increase such percentage.  The Holder may decide whether to convert the Note or exercise this Warrant to achieve an actual 4.99% or increase such ownership position as described above.

10.         Warrant Agent.  The Company may, by written notice to the Holder, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1 hereof, exchanging this Warrant pursuant to Section 7 hereof, and replacing this Warrant pursuant to Section 8 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

11.         Transfer on the Company's Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12.         Reserved.

13.         Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:  (i) if to the Company, to Wizard World, Inc., 1350 Avenue of the Americas, 2nd Floor, New York, NY 10019, Attn: Gareb Shamus, with a copy by fax only to (which shall not constitute notice) Lucosky Brookman LLP, 33 Wood Avenue South, 6th Floor, Iselin, NJ 08830, Attn: Joseph M. Lucosky, Esq., facsimile: (732) 395-4401, and (ii) if to the Holder, to the address and facsimile number listed on the first paragraph of this Warrant, with a copy by fax (which shall not constitute notice) only to Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

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14.         Law Governing This Warrant.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws or of any other State.  Any action brought by either party hereto against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Company and the Holder waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.  In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to, such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

WIZARD WORLD INC.

By:
Gareb Shamus
President and Chief Executive Officer
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Exhibit A

FORM OF SUBSCRIPTION

(to be signed only on exercise of Warrant)

TO:  WIZARD WORLD, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___	________ shares of the Common Stock covered by such Warrant; or

___	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________.  Such payment takes the form of (check applicable box or boxes):

___	$__________ in lawful money of the United States; and/or

___	the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

After application of the cashless exercise feature as described above, _____________ shares of Common Stock are required to be delivered pursuant to the instructions below.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________________________, whose address is ___________________________ ___________________________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________
(Signature must conform to name of holder as
specified on the face of the Warrant)

(Address)
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Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of WIZARD WORLD, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of WIZARD WORLD, INC., with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: __________________, _______
(Signature must conform to name of holder as specified
on the face of the warrant)

Signed in the presence of:

(Name)
(address)

ACCEPTED AND AGREED:
[TRANSFEREE]
(address)

(Name)

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Exhibit C

FORM OF ESCROW AGREEMENT

This Agreement is dated as of the ____ day of August, 2011 among Wizard World, Inc. (formerly GoEnergy, Inc.), a Delaware corporation (the “Company”), the subscribers listed on Schedule 1 hereto (the “Subscribers”), and Grushko & Mittman, P.C. (the “Escrow Agent”):

WITNESSETH:

WHEREAS, the Company and the Subscribers have entered into a Subscription Agreement calling for the sale by the Company to the Subscribers of the Notes and Series A Warrants (the “Warrants”) for an aggregate purchase price of up to $455,000; and

WHEREAS, the parties hereto require the Company to deliver the Notes and Warrants against payment therefor, with such Notes, Warrants and the Escrowed Payment to be delivered to the Escrow Agent, along with the other documents, instruments and payments hereinafter described, to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

1.1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Subscription Agreement (and the exhibits and schedules thereto) entered into or to be entered into by the Company and the Subscribers in reference to the sale and purchase of the Notes and Warrants (the “Subscription Agreement”). Whenever used in this Agreement, the following terms shall have the following respective meanings:

▪ “Agreement” means this Agreement and all amendments made hereto by written agreement of the parties hereto;

▪ “Escrowed Payment” means an aggregate cash payment of up to $290,000;

▪ “Legal Fees” shall have the meaning set forth in Section 8 of the Subscription Agreement;

▪ “Legal Opinion” means the original signed legal opinion referred to in Section 6 of the Subscription Agreement;

▪ “Notes” shall have the meaning set forth in the second recital to the Subscription Agreement;

▪ “Subscription Agreement” means the Subscription Agreement (and the exhibits and schedules thereto) entered into or to be entered into by the Company and Subscribers in reference to the sale and purchase of the Notes and Warrants;

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▪ “Warrants” shall have the meaning set forth in Section 2(b) of the Subscription Agreement;

▪ Collectively, the Legal Opinion, Notes, Warrants, and Subscription Agreement signed and executed by all signatories thereto other than the Subscribersare referred to as “Company Documents”; and

▪ Collectively, the Escrowed Payment and the Subscribers’ executed Subscription Agreement are referred to as “Subscriber Documents.”

1.2. Entire Agreement. This Agreement along with the Company Documents and the Subscriber Documents to which the Subscriber and the Company are a party constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto. There are no warranties, representations and other agreements made by the parties hereto in connection with the subject matter hereof, except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by any party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties hereto and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

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1.7. Specific Enforcement, Consent to Jurisdiction. The Company and the Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and the Subscribers hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1. Company Deliveries. On or before the Closing Date, the Company shall execute and deliver the Company Documents to the Escrow Agent.

2.2. Subscriber Deliveries. On or before the Closing Date, the Subscribers shall execute and deliver the Subscription Agreements, and shall deliver the Escrowed Payment in cash, to the Escrow Agent. The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

Citibank, N.A.

1155 6th Avenue

New York, NY 10036

ABA Number: 0210-00089

For Credit to: Grushko & Mittman, IOLA Trust Account

Account Number: 45208884

2.3. Intention to Create Escrow Over Company Documents and Subscriber Documents. The Subscribers and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their respective benefit as set forth herein.

2.4. Escrow Agent to Deliver Company Documents and Subscriber Documents. The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

3.1. Release of Escrow. Subject to the provisions of Section 4.2 hereof, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

(a) On the Closing Date, the Escrow Agent will simultaneously release the Company Documents to the Subscribers and release the Subscriber Documents to the Company, except that the Legal Fees will be released directly to the Subscribers’ attorneys.

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(b) Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (“Joint Instructions”) signed by the Company and the Subscribers, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

(c) Anything herein to the contrary notwithstanding, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction directing delivery of the Company Documents and Subscriber Documents (a “Court Order”), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2. Closings may take place on or before August 15, 2011. After August 15, 2011, the Escrow Agent will promptly return the applicable Company Documents to the Company and return the Subscriber Documents to the Subscribers.

3.3. Acknowledgement of Company and Subscriber; Disputes. The Company and the Subscribers acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscribers reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents. Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 hereof or by mutual agreement between the Company and Subscribers.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a) The Subscribers and the Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscribers or Company is entitled to receipt of the Company Documents and Subscriber Documents, respectively, pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b) The Subscribers and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Subscribers and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the reasonable fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent’s part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Subscribers and Company under this Agreement and to no other person.

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(c) The Subscribers and the Company jointly and severally agree to reimburse the Escrow Agent for reasonable outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days’ prior written notice of resignation to the Subscribers and the Company. Prior to the effective date of the resignation as specified in such notice, the Subscribers and the Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscribers and the Company. If no successor Escrow Agent is named by the Subscribers and the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

(e) Other than in connection with the Legal Fees, the Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g) The Escrow Agent shall be permitted to act as counsel for the Subscribers in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscribers and the Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

(h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2. Dispute Resolution; Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscribers and the Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscribers and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

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(b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscribers and the Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1. Termination. This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscribers and Company.

5.2. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)	If to the Company, to:

Wizard World, Inc.

1350 Avenue of the Americas, 2nd Floor

New York, NY 10019

Attn: Gareb Shamus

Fax: (212) 707-8180

With a copy by fax only to (which shall not constitute notice):

Lucosky Brookman LLP

33 Wood Avenue South, 6th Floor

Iselin, NJ 08830

Attn: Joseph M. Lucosky, Esq.

Fax: (732) 395-4401

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(b)	If to the Subscribers, to the addresses set forth on Schedule 1 hereto

With a copy by facsimile only to (which shall not constitute notice):

Grushko & Mittman, P.C.

515 Rockaway Avenue

Valley Stream, New York 11581

Fax: (212) 697-3575

(c)	If to the Escrow Agent, to:

Grushko & Mittman, P.C.

515 Rockaway Avenue

Valley Stream, New York 11581

Fax: (212) 697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, the Subscribers shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Subscriber the Subscribers’ United States taxpayer identification number and other requested information and forms.

5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.8. Agreement. Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Escrow Agreement, as of the date first written above.

THE “COMPANY”

WIZARD WORLD INC. a Delaware corporation

By:
Name: Title:

ESCROW AGENT:

GRUSHKO & MITTMAN, P.C.

Name:
Title:

SUBSCRIBERS:

Name:	Name:
Title:	Title:

Name:
Title:

54

SCHEDULE 1 - (SUBSCRIBERS)

SUBSCRIBER	NOTE PRINCIPAL	WARRANTS

TOTALS

55

Exhibit D

August 19, 2011

TO:	The Subscribers identified on Schedule A hereto:

We have acted as special counsel to Wizard World, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of the Company’s Convertible Promissory Notes (the “Notes”) and Series A Common Stock Purchase Warrants (the “Warrants”), for the aggregate Purchase Price of $290,000 to the subscribers identified on Schedule A hereto (each a “Subscriber” and together, the “Subscribers”) in the amounts designated thereon pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Act”), as set forth in Regulation D (“Regulation D”) promulgated thereunder. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in that certain subscription agreement (the “Agreement”) by and among the Company and the Subscribers entered into on or about the date hereof. The Agreement and the agreements described below are sometimes hereinafter referred to collectively as the “Documents.”

In connection with the opinions expressed herein, we have made such examination of law as we have considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied, with your permission, upon the representations and warranties as to factual matters contained in and made by the Company and the Subscribers pursuant to the Documents and upon certificates and statements of certain government officials and of officers of the Company as described below. We have also examined originals or copies of certain corporate documents or records of the Company as described below:

(a)	Bylaws of the Company;
(b)	Certificate of Incorporation of the Company;
(c)	Good Standing Certificate dated August 1, 2011 of the Company (the “Good Standing Certificate”);
(d)	Form of Note;
(e)	Escrow Agreement;
(f)	Form of Agreement;
(g)	Form of Warrants; and
(h)	Minutes of the action of the Company’s Board of Directors (the “Board”) or unanimous written consent of the Board approving the Documents.

In rendering this opinion, we have, with your permission, assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by the Subscribers, and the legal, valid and binding effect thereof on the Subscribers; and (g) that the Company and the Subscribers will act in accordance with their respective representations and warranties as set forth in the Documents.

56

We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than New York, Delaware and New Jersey and the federal laws of the United States of America. We express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein.

1. Based solely on the Good Standing Certificate, the Company and each Subsidiary is duly incorporated, validly existing and in good standing in the jurisdictions of its formation; has qualified to do business in each state and jurisdiction where required, unless the failure to do so would not have a Material Adverse Effect on its operations; and have the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties.

2. The Company and each Subsidiary has the requisite corporate power and authority to execute, deliver and perform its respective obligations under the Documents. The Documents, and the issuance of the Notes and Warrants on the Closing Date and the reservation and issuance of Conversion Shares and Warrant Shares (a) have been duly approved by the Board, as required, and (b) when issued pursuant to the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non-assessable.

3. The execution, delivery and performance of the Documents by the Company and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

(a) Violate the provisions of the Certificate of Incorporation or bylaws of the Company or any Subsidiary; or

(b) To the best of counsel’s knowledge, violate any judgment, decree, order or award of any court binding upon the Company or a Subsidiary.

4. The Documents constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

5. None of the Notes, Warrants, Conversion Shares and Warrant Shares has been registered under the Act or under the laws of any state or other jurisdiction, and is or will be issued pursuant to a valid exemption from registration.

6. The Company and each Subsidiary has either obtained the approval of the transactions described in the Documents from its Principal Market, if applicable, and shareholders, or no such approval is required.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

A. The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

B. Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement or upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

57

C. This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the “Accord”) of the ABA Section of Business Law (1991), which is incorporated by reference herein. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.

This opinion is rendered as of the date first written above and is solely for your benefit in connection with the Agreement and may not be relied upon or used by, circulated, quoted, or referred to, nor may any copies hereof by delivered to, any other person without our prior written consent. We disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

58

SCHEDULE A TO LEGAL OPINION

CONVERTIBLE PROMISSORY NOTES

SERIES A COMMON STOCK PURCHASE WARRANTS

SUBSCRIBER	PURCHASE PRICE	NOTE PRINCIPAL	WARRANTS
	$150,000.00	$150,000.00	125,000
	$103,100.00	$103,100.00	85,917
	$100,000.00	$100,000.00	83,333
	$60,264.67	$60,264.67	50,221
	$40,000.00	$40,000.00	33,333
TOTALS	$453,364.67	$453,364.67	377,804

59

SCHEDULE 1

SUBSCRIBER	PURCHASE PRICE	NOTE PRINCIPAL	WARRANTS
	$150,000.00	$150,000.00	125,000
	$103,100.00	$103,100.00	85,917
	$100,000.00	$100,000.00	83,333
	$60,057.54	$60, 057.54	50,048
	$40,000.00	$40,000.00	33,333
TOTALS	$453,157.54	$453,157.54	377,631

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SCHEDULE 5(a)

SUBSIDIARIES

Name of Subsidiary	Ownership Interests

Kick the Can Corp., a Nevada corporation	100%

Wizard World Digital, Inc., a Nevada corporation	100%

No exception to the Company’s representation that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries, free and clear of all liens, encumbrances and claims.

Wizard World, Inc. was formerly known as GoEnergy, Inc.

Kick the Can Corp. is doing business in New York under the assumed name ‘Wizard World.’

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SCHEDULE 5(d)

CAPITALIZATION

Wizard World, Inc.

1.	Authorized and Outstanding Stock:

(a)	Preferred Stock, par value $.0001 per share – 20,000,000 authorized and 15,510 Series A Convertible Preferred outstanding; and
(b)	Common Stock, par value $.0001 per share – 80,000,000 shares authorized and 34,687,735 outstanding pre-dilution.

2.	Outstanding rights to acquire or receive, directly or indirectly, any equity of the Company (e.g., options, warrants or rights to subscribe to securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company):

·	Warrants dated November 5, 2010 issued in connection with the Bridge Notes exercisable for an aggregate of 500,000 shares of common stock at an exercise price of $.60 per share;
·	An aggregate of 9,760 Series A Convertible Preferred Stock issued December 6, 2010 convertible into an aggregate of 24,400 shares of common stock at a conversion price of $.40 per share;
·	An aggregate of 487,964 Series A Warrants dated December 6, 2010 exercisable for an aggregate of 813,273 shares of common stock at an exercise price of $.60 per share;
·	An aggregate of 5,750 Series A Convertible Preferred Stock issued April 18, 2011 convertible into an aggregate of 14,375 shares of common stock at a conversion price of $.40 per share; and

An aggregate of 287,500 Series A Warrants dated April 16, 2011 exercisable into an aggregate of 479,167 shares of common stock at an exercise price of $.60 per share.

See also Item 3 below.

3.	Officer, director, employee and consultant stock option or stock incentive plan or similar plan:

Officer, director, employee and consultant stock option

·	Non-qualified stock options pursuant to which each of three consultants was granted 1,000,000 stock options exercisable at $.40 per share; and
·	Non-qualified stock options issued to each director, except for Chairman Michael Mathews, to purchase up to 150,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s Common Stock on the execution date of a director agreement entered into between the Company and such director.

Stock incentive plan or similar plan

·	2011 Incentive Stock and Award Plan (to be amended)

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Subsidiary Kick the Can Corp.

1.	Common Stock, par value $.0001 per share – 60,000,000 authorized and 33,239,840 outstanding.

2.	Outstanding rights to acquire or receive, directly or indirectly, any equity of the Company (e.g., options, warrants or rights to subscribe to securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company):

·	Convertible Demand Promissory Note dated November 5, 2010 issued by GoEnergy, Inc. (now Wizard World, Inc.), as holder, and Kick the Can Corp., as maker, in the amount of $200,000 with a conversion price of $.40 per share; and

3.	Officer, director, employee and consultant stock option or stock incentive plan or similar plan:

None.

Subsidiary Wizard World Digital, Inc.

1.	Common Stock, par value $.0001 per share – 25,000,000 authorized and 1,000 outstanding.

2.	Outstanding rights to acquire or receive, directly or indirectly, any equity of the Company (e.g., options, warrants or rights to subscribe to securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company):

None

3.	Officer, director, employee and consultant stock option or stock incentive plan or similar plan:

None

63

SCHEDULE 5(f)

ANTIDILUTION AND REGISTRATION RIGHTS

1.	Triggered anti-dilution rights/reset/repricing:

·	Warrants dated November 5, 2010 issued in connection with the Bridge Notes; exercisable for an aggregate of 500,000 shares at an exercise price of $.60 per share;
·	An aggregate of 9,760 Series A Convertible Preferred Stock issued December 6, 2010 convertible into an aggregate of 24,400 shares of common stock at a conversion price of $.40 per share;
·	An aggregate of 487,964 Series A Warrants dated December 6, 2010 exercisable for an aggregate of 813,273 shares of common stock at an exercise price of $.60 per share;
·	An aggregate of 5,750 Series A Convertible Preferred Stock issued April 18, 2011 convertible into an aggregate of 14,375 shares of common stock at a conversion price of $.40 per share; and
·	An aggregate of 287,500 Series A Warrants dated April 16, 2011 exercisable into an aggregate of 479,167 shares of common stock at an exercise price of $.60 per share;
·	Non-qualified stock options pursuant to which each of three consultants was granted 1,000,000 stock options exercisable at $.40 per share; and
·	Non-qualified stock options issued to each director, except for Chairman Michael Mathews, to purchase up to 150,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s Common Stock on the execution date of a director agreement entered into between the Company and such director.

2.	Triggered registration rights:

·	Warrants dated November 5, 2010 issued in connection with the Bridge Notes; exercisable for an aggregate of 500,000 shares at an exercise price of $.60 per share;
·	An aggregate of 9,760 Series A Convertible Preferred Stock issued December 6, 2010 convertible into an aggregate of 24,400 shares of common stock at a conversion price of $.40 per share;
·	An aggregate of 487,964 Series A Warrants dated December 6, 2010 exercisable for an aggregate of 813,273 shares of common stock at an exercise price of $.60 per share;
·	An aggregate of 5,750 Series A Convertible Preferred Stock issued April 18, 2011 convertible at a conversion price of $.40 per share; and
·	Series A Warrants dated April 16, 2011 exercisable into an aggregate of 479,167 shares of common stock at an exercise price of $.60 per share ;
·	Non-qualified stock options pursuant to which each of three consultants was granted 1,000,000 stock options exercisable at $.40 per share; and
·	Non-qualified stock options issued to each director, except for Chairman Michael Mathews, to purchase up to 150,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s Common Stock on the execution date of a director agreement entered into between the Company and such director.

64

SCHEDULE 5(o)

UNDISCLOSED LIABILITIES

None.

65

SCHEDULE 5(w)

TRANSFER AGENT

VStock Transfer, LLC

77 Spruce Street, Suite 201

Cedarhurst, New York 11516

Attn:  Yoel Goldfeder, Esq.

Chief Executive Officer

Phone: (212) 828-8436

Facsimile: (646) 536-3179

Email: yoel@vstocktransfer.com

66

SCHEDULE 9(e)

USE OF PROCEEDS

All proceeds will be used for working capital and general corporate.

67

SCHEDULE 9(l)

INTELLECTUAL PROPERTY

Wizard World, Inc.

·	Website www.wizardworld.com
·	Wizard World Digital newsletter
·	www.pop-fi.com
·	Flash game
·	Android and iPhone apps
·	Integration with iPad

Kick the Can Corp.

·	Domain name www.wizardworld.com;
·	License to use a subscriber database granted to Kick the Can Corp. by Wizard Entertainment (d/b/a Gareb Shamus Enterprises, Inc.), the licensor; and
·	The following comic conventions:

1.	Atlanta Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 1, 2010, by and between Kick the Can Corp. and Wes Tillander; and ‘Atlanta Comic Convention’ (non-exclusive).

2.	Big Apple Comic Convention, including, without limitation, the assignment of the Memorandum, dated April 1, 2009, by and between Kick the Can Corp. and Big Apple Tables, LLC; ‘Big Apple Con’; www.bigapplecon.com; and mail and email lists (non-exclusive).

3.	Cincinnati Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 4, 2010, by and between Kick the Can Corp. and Marc Ballard; and ‘Cincinnati Comic Con’ (non-exclusive).

4.	Connecticut Comic Convention, including, without limitation, the assignment of the Memorandum, dated May 2010, by and among Kick the Can Corp. and Alternative Universe, Mitchell Hallock, Erik Yaeko and Jay Claus; ‘ComiConn’ (non-exclusive); and mail and email lists (non-exclusive).

5.	Nashville Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 4, 2010, by and between Kick the Can Corp. and Marc Ballard; and ‘Nashville Comic Con’ (non-exclusive).

6.	New England Comic Convention, including, without limitation, the assignment of the Memorandum, dated November 16, 2009, by and between Kick the Can Corp. and Harrisons Limited (Harrisons); ‘New England Comic Con’; and ‘NECC’.

7.	North Coast Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 2010, by and between Kick the Can Corp. and Roger Priebe; ‘North Coast Comic Con’ (non-exclusive); and mail and email lists (non-exclusive).

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8.	Toronto Comic Convention, including, without limitation, the assignment of the Memorandum, dated June 2009, by and among Kick the Can Corp., Peter Dixon and Paradise Conventions; ‘Paradise Toronto Comicon’; and www.torontocomicon.com.

9.	New Orleans Comic Convention, including, without limitation, the assignment of a Memorandum or agreement from Ronnie Prudhomme to Kick the Can Corp.; ‘Nola’; Nola Comic Con marks (non-exclusive); and mail and email lists (non-exclusive).

10.	Winnipeg (Central Canada) Comic Convention, including, without limitation, the assignment of a Memorandum or agreement from Michael Damien Paille to Kick the Can Corp.; ‘Central Canada Comic Con’; C4 marks (non-exclusive); and mail and email lists ((non-exclusive).

Kick the Can Corp. may acquire, if not already owned, the following comic conventions:

11.	Houston Comic Convention, including, without limitation, the assignment of a Memorandum or agreement from Robert Quijano to Kick the Can Corp.; ‘Houston Comic Con’ (non-exclusive); and mail and email lists ((non-exclusive).

12.	Mid Ohio Comic Convention, including, without limitation, the assignment of a Memorandum or agreement from CGC Holdings LLC; ‘Mid-Ohio-Con’; and Ohio Comic-Con marks

13.	Austin Comic Convention

14.	Anaheim Comic Convention

15.	[Miami Comic Convention]

16.	Philadelphia Comic Convention

17.	Chicago Comic Convention

18.	Los Angeles Comic Convention

Wizard World Digital, Inc.

Wizard World Girls

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SCHEDULE 12(a)

See Schedule 5(d) hereof

70